Exhibit 4.1

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                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 19, 2002

                                 by and among

                               Ball Corporation

                           Guarantors Parties Hereto

                                      and


                             Lehman Brothers Inc.
                         Deutsche Bank Securities Inc.
                        Banc of America Securities LLC
                        Banc One Capital Markets, Inc.
                         BNP Paribas Securities Corp.
              Dresdner Kleinwort Wasserstein-Grantchester, Inc.
                          McDonald Investments Inc.
                        SunTrust Capital Markets, Inc.
                                      and
                      Wells Fargo Brokerage Services, LLC

This Registration Rights Agreement (this "Agreement") is made and entered into as of December 19, 2002, by and among Ball Corporation, an Indiana corporation (the "Company"), each of the Guarantors listed on Exhibit A hereto (each a "Guarantor", and together, the "Guarantors") and Lehman Brothers Inc. ("Lehman Brothers"), Deutsche Bank Securities Inc., Banc of America Securities Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., McDonald Investments Inc., SunTrust Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC (together, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 6 7/8% Senior Notes due 2012 (the "Series A Notes") pursuant to the Purchase Agreement, dated December 5, 2002, (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 4 of the Purchase Agreement.

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Act": The Securities Act of 1933, as amended.

         "Affiliate": As defined in Rule 144A.

         "Business Day": Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         "Broker-Dealer": Any broker or dealer registered under the Exchange
Act.

         "Broker-Dealer Transfer Restricted Securities": Series B Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its affiliates).

         "Closing Date": The date hereof.

         "Commission": The Securities and Exchange Commission.

         "Consummate": An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

         "Definitive Notes": As defined in the Indenture.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Exchange Offer": The registration by the Company under the Act of the Series B Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

         "Exchange Offer Registration Statement": The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         "Exempt Resales": The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and pursuant to Regulation S.

         "Global Note": As defined in the Indenture.

         "Holders": As defined in Section 2 hereof.

         "Indemnified Holder": As defined in Section 8(a) hereof.

         "Indenture": The Indenture, dated the Closing Date, among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         "Interest Payment Date": As defined in the Indenture and the Notes.

         "NASD": National Association of Securities Dealers, Inc.

         "Notes": The Series A Notes and the Series B Notes.

         "Person": An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus": The prospectus prepared pursuant to this Agreement and included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         "Record Holder": With respect to any Interest Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Interest Payment Date shall occur.

         "Registration Default": As defined in Section 5 hereof.

         "Registration Statement": Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "Regulation S": Regulation S promulgated under the Act.

         "Restricted Broker-Dealer": Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

         "Series B Notes": The Company's 6 7/8% Series B Notes due 2012 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series A Notes covered by a Shelf Registration Statement, in exchange for such Series A Notes.

         "Shelf Registration Statement": As defined in Section 4 hereof.

         "TIA": The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         "Transfer Restricted Securities": Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer by a Person other than a Broker-Dealer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act, or (e) the Note ceases to be outstanding.

         "Underwritten Registration" or "Underwritten Offering": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) use all commercially reasonable efforts to cause to be filed with the Commission no later than 90 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective no later than 180 days after the Closing Date, (iii) in connection with the foregoing, use all commercially reasonable efforts to (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be reasonably necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all filings which to the knowledge of the Company and the Guarantors are reasonably necessary, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use all commercially reasonable efforts to commence and Consummate the Exchange Offer within 30 Business Days of such effectiveness. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 30 Business Days after the Exchange Offer Registration Statement has become effective.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Series A Notes (other than Transfer Restricted Securities acquired directly from the Company or any affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

         The Company and the Guarantors shall use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(a) and 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated.

         The Company and the Guarantors shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, at any time during such 180-day period in order to facilitate such sales.

SECTION 4. SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Series B Notes or
(ii) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with) or
(iii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall (x) use all commercially reasonable efforts to cause to be filed on or prior to 60 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 60 days after the date on which the Company receives the notice specified in clause (ii) above a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and shall (y) use their respective commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause
(x) above. Such an event shall have no effect on the requirements of clause
(y) above. The Company and the Guarantors shall use their respective commercially reasonable efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information specified in Item 507 or 508, as applicable, of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable in connection with resales of Transfer Restricted Securities during the period specified in this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i),
(ii), (iii) or (iv), as applicable, shall immediately cease.

         All accrued liquidated damages shall be paid to holders of Global Notes by wire transfer of immediately available funds or by federal funds check and to Holders of Definitive Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses, if no such accounts have been specified, on each Interest Payment Date. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall use all commercially reasonable efforts to comply with all applicable provisions of Section 6(c) below, shall use their respective commercially reasonable efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

         (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to use all commercially reasonable efforts to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Series A Notes. The Company and the Guarantors hereby agree to use all commercially reasonable efforts to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation
(A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

         (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that
(A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company or an affiliate thereof.

         (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall, if requested by the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation reasonably required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their respective commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company and the Guarantors shall:

         (i) use their respective commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such untrue statement or omission, and (2) in the case of clauses (A) and (B), use their respective commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter.

         (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be reasonably necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply in all material respects with Rules 424, 430A and 462, as applicable, under the Act in a timely manner during the applicable period; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (iii) advise the underwriter(s), if any, selling Holders named in any Registration Statement or Prospectus ("Named Holders") and any Restricted Broker-Dealer (whether or not named in the Registration Statement) who has requested copies of the Prospectus pursuant to the last paragraph of Section 3 hereof, or has otherwise identified itself as a Restricted Broker-Dealer to the Company, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (iv) furnish to the Initial Purchasers, each Named Holder and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review and comment of such Named Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Named Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A Named Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state a fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or fails to comply with the applicable requirements of the Act;

         (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Named Holders and to the underwriter(s) in connection with such sale, if any, make the Company's and the Guarantors' representatives available as may be reasonably necessary for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Named Holders or underwriter(s), if any, reasonably may request;

         (vi) make available at reasonable business hours for inspection in the offices where such records are normally maintained by the Named Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Named Holders or any of such underwriter(s), all relevant financial and other records, pertinent corporate documents and relevant properties of the Company and the Guarantors subject to appropriate confidentiality agreements and cause the Company's and the Guarantors' officers, directors and employees to supply all information that is (a) reasonably requested by any Named Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and (b) customarily furnished in transactions of the type contemplated by such Registration Statement;

         (vii) if requested by any Named Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Named Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

         (viii) furnish to each Named Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

         (ix) deliver to each Named Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

         (x) enter into such agreements (including an underwriting agreement) and make such reasonable representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, which agreements must be in customary form, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                  (A) furnish (or in the case of paragraphs (2) and (3), use their commercially reasonable efforts to furnish) to each Named Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

                           (1) a certificate, dated the date of effectiveness
                  of the Shelf Registration Statement, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in paragraphs 8(j) of the Purchase Agreement;

                           (2) an opinion, dated the date of the effectiveness
                  of the Shelf Registration Statement, of counsel (which may include the General Counsel of the Company) for the Company and the Guarantors covering such matters as may be reasonably requested, which shall be reasonably satisfactory to the managing underwriters and Holders; and

                           (3) a customary "cold" comfort letter, dated as of
                  the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(i) of the Purchase Agreement; and

                  (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section.

         The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and the Guarantors contemplated in (A)(1) above cease to be true and correct, the Company and the Guarantors shall so advise the underwriter(s), if any and the Named Holders promptly and if requested by such Persons, shall confirm such advice in writing;

         (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the Named Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the Named Holders or underwriter(s), if any, may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

         (xii) issue, upon the request of any Holder of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

         (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Named Holders and each Restricted Broker-Dealer and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Named Holders, Restricted Broker-Dealers or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

         (xiv) use their respective commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other domestic governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

         (xv) subject to Section 6(c)(i), if any fact or event contemplated by
Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

         (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective commercially reasonable efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

         (xviii) otherwise use their respective commercially reasonable efforts to make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

         (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their respective commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

         (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(C) or 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with the listing, if any, of the Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and expenses (which shall not exceed $25,000 without the prior written consent of the Company) of not more than one counsel for both, who shall be Latham & Watkins unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared. Each Holder shall pay all expenses of its counsel, except as provided in this Section 7(b), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to a Shelf Registration Statement.

SECTION 8. INDEMNIFICATION

         (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation, any reasonable legal or other expenses incurred in investigating or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened) directly or indirectly caused by, related to, based upon, arising out of or in connection with untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

         (b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act) the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and the payment of all fees and expenses of such counsel, as incurred. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or that representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b). The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

         (d) To the extent that the indemnification provided for in this
Section 8 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Series B Notes, the sale of the Series A Notes for which such Series B Notes were exchanged) or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

         The Company and each Guarantor hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor is not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available in a timely manner, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

         For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering and consented to by the Company, which consent shall not be unreasonably withheld. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12. MISCELLANEOUS

         (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) Adjustments Affecting the Notes. Neither the Company nor any Guarantor will take any action, or voluntarily permit any change to occur, with respect to the Notes that is designed to and would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

         (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

         (ii) if to the Company or the Guarantors:

                  Ball Corporation
                  10 Longs Peak Drive
                  Broomfield, CO 80021-2510
                  Telecopier No.: (303) 460-2691
                  Attention: General Counsel

                  With a copy, which shall not constitute notice, to:
                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 West Wacker Drive, Suite 2100
                  Chicago, IL 60606
                  Telecopier No.: (312) 407-0411
                  Attention: Brian W. Duwe

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       BALL CORPORATION


                                       By: /s/ Scott C. Morrison
                                           ------------------------------------
                                           Name:   Scott C. Morrison
                                           Title:  Vice President and Treasurer


                                       BALL AEROSPACE & TECHNOLOGIES CORP.


                                       By: /s/ Scott C. Morrison
                                           ------------------------------------
                                           Name:   Scott C. Morrison
                                           Title:  Vice President and Treasurer


                                       BALL METAL BEVERAGE CONTAINER CORP.


                                       By: /s/ Scott C. Morrison
                                           ------------------------------------
                                           Name:  Scott C. Morrison
                                           Title: Vice President and Treasurer


                                       BALL METAL FOOD CONTAINER CORP.


                                       By:  /s/ Scott C. Morrison
                                            -----------------------------------
                                            Name:  Scott C. Morrison
                                            Title: Vice President and Treasurer


                                       BALL METAL PACKAGING SALES CORP.


                                       By:  /s/ Scott C. Morrison
                                            -----------------------------------
                                            Name:  Scott C. Morrison
                                            Title: Vice President and Treasurer


                                       BALL PACKAGING CORP.


                                       By:  /s/ Scott C. Morrison
                                            ----------------------------------
                                            Name:  Scott C. Morrison
                                            Title: Vice President and Treasurer


                                       BALL PLASTIC CONTAINER CORP.


                                       By: /s/ Scott C. Morrison
                                           -----------------------------------
                                           Name:   Scott C. Morrison
                                           Title:  Vice President and Treasurer


                                       BALL TECHNOLOGIES HOLDING CORP.


                                       By:  /s/ Scott C. Morrison
                                            ----------------------------------
                                            Name:  Scott C. Morrison
                                            Title: Vice President and Treasurer


                                       LATAS DE ALUMINIO BALL, INC.


                                       By:  /s/ Scott C. Morrison
                                            ----------------------------------
                                            Name:  Scott C. Morrison
                                            Title: Vice President and Treasurer


                                       BALL PAN-EUROPEAN HOLDINGS, INC.


                                       By:  /s/ Scott C. Morrison
                                            ----------------------------------
                                            Name:  Scott C. Morrison
                                            Title: Vice President and Treasurer


                                       BG HOLDINGS I, INC.


                                       By: /s/ Scott C. Morrison
                                           ------------------------------------
                                           Name:  Scott C. Morrison
                                           Title: Vice President and Treasurer


                                       BG HOLDINGS II, INC.


                                       By: /s/ Scott C. Morrison
                                           -----------------------------------
                                           Name:  Scott C. Morrison
                                           Title: Vice President and Treasurer


                                       EFRATOM HOLDING, INC.


                                       By: /s/ Scott C. Morrison
                                           ----------------------------------
                                           Name:  Scott C. Morrison
                                           Title: Vice President and Treasurer

Confirmed as of the date first
above written.

LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
DRESDNER KLEINWORT WASSERSTEIN-GRANTCHESTER, INC.
MCDONALD INVESTMENTS INC.
SUNTRUST CAPITAL MARKETS, INC.
WELLS FARGO BROKERAGE SERVICES, LLC

         By: LEHMAN BROTHERS INC.


         By:   Stephen Mehos
               ---------------------------------
               Name:    Stephen Mehos
               Title:   Senior Vice President

                                                                     Exhibit A

                                  Guarantors

1.       Ball Aerospace & Technologies Corp., a Delaware corporation
2.       Ball Metal Beverage Container Corp., a Colorado corporation
3.       Ball Metal Food Container Corp., a Delaware corporation
4.       Ball Metal Packaging Sales Corp., a Colorado corporation
5.       Ball Packaging Corp., a Colorado corporation
6.       Ball Plastic Container Corp., a Colorado corporation
7.       Ball Technologies Holdings Corp., a Colorado corporation
8.       Latas de Aluminio Ball, Inc., a Delaware corporation
9.       Ball Pan-European Holdings, Inc., a Delaware corporation
10.      BG Holdings I, Inc., a Delaware corporation
11.      BG Holdings II, Inc., a Delaware corporation
12.      Efratom Holding, Inc., a Colorado corporation